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                                                                    EXHIBIT 4.3




                             CUSTODIAN AGREEMENT


        THIS CUSTODIAN AGREEMENT is made and entered into as of this ____ day of ___________, 199_, between FACT OF WEST FLORIDA, INC., a Florida corporation (the "Debtor"), a Florida corporation, as Trustee (the "Secured Party") and ____________________________________ (the "Custodian").

                              R E C I T A L S:

        A. The Debtor has duly authorized the offer and sale of Secured Notes (the "Notes") in the aggregate principal sum of up to $9,900,000 due on or before __________________, which Notes are secured by certain Collateral as set forth in a Security Agreement between the Debtor and Secured Party.

        B. In order to perfect the Secured Party's security interest in the Collateral as granted under the Security Agreement, Debtor has agreed to deposit the Collateral with the Custodian subject to the terms and conditions of this Agreement.

        1. The above recitals are true and correct and are incorporated herein by reference. All capitalized terms shall have the same meaning as in the Security Agreement between Debtor and Secured Party of even date herewith.

        2. Debtor or its Agent will deposit with Custodian the Collateral in the manner described in the Registration Statement. The Custodian will have sole possession, custody and control of the Collateral on behalf of the Secured Party and shall maintain in its sole possession the Collateral in a segregated, locked file cabinet marked "Cabinet No. _________ - FACT OF WEST FLORIDA, INC." to which Custodian and its agents will have sole access. The Custodian will have no responsibility for Collateral it does not receive.

        3. The Custodian will release to the Debtor each Contract and related documents including the Vehicle Title constituting the Collateral upon receipt of an affidavit signed and sworn to by a duly authorized officer of Debtor that (a) Debtor has received or anticipates receiving within five (5) business days payment in full from the obligor under the Contract, (b) Debtor needs the Vehicle Title to repossess a Vehicle after default on a Contract, or
(c) any administrative event for which release for mailing to the State is required under statute, rule, regulation or practice such as change in name of Vehicle owner due to marriage or divorce, change of address Vehicle owner, or notation of a subordinate lien on the Title. Upon a release of a Vehicle Title pursuant to 3(c) above, the Debtor or its Agent shall promptly return the Vehicle Title to the Custodian upon receipt of the reissued Vehicle Title after the changes have been made by the appropriate state agency. Upon an Event of Default on the Notes or in the Security Agreement, Custodian shall deliver to the Trustee as representative of Secured Party all Collateral promptly upon request of the Secured Party.

        4. The Custodian undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Custodian.

        5. The Custodian may without investigation act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume without investigation the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume without investigation that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Custodian shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument


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deposited into this escrow, nor as to the identity, authority or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such agreements, monies, instruments or other documents received by it as such escrow holder, and for the disposition of the same in accordance with the written instrument accepted by it in the escrow or written instructions received by it.

        6. The Debtor hereby agrees to indemnify the Custodian and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Custodian, against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. The Custodian shall be vested with a lien on all property deposited hereunder for indemnification, for attorneys' fees or charges of any character or nature, which may be incurred by said Custodian by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Custodian hereunder, or otherwise, with the right of said Custodian, regardless of the instructions aforesaid to hold the said property until and unless said additional expenses, fees and charges shall be fully paid.

        7. If the parties be in disagreement about the interpretation of this Custodian Agreement or about the rights and obligations or the propriety or any action contemplated by the Custodian hereunder, the Custodian may, in its sole discretion, file an action in interpleader to resolve the said disagreement. The Custodian shall be indemnified by Debtor for all costs, including reasonable attorneys' fees, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

        8. The Custodian may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Custodian shall otherwise not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or negligence.

        9. The Custodian may resign upon thirty days' written notice to the parties to this Agreement. If a successor Custodian is not appointed within a thirty-day period, the Custodian may petition a court of competent jurisdiction to name a successor Custodian.

        10. The Debtor shall pay the Custodian such fees and compensation, if any, as shall be mutually agreed.

        11. The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

        12. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

        13. This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.



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        14.     Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing.

        15. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

        16. Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

        17. The parties to this Agreement acknowledge that the performance of their respective obligations hereunder is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that no party will have an adequate remedy at law if any other party will have an adequate remedy at law if any other party fails to perform its or their obligations hereunder. In such event, each party shall have the right, in addition to any other rights or remedies it may have, to compel specific performance of this Agreement.

        18. The Custodian and Debtor shall pay their own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of their counsel, certified public accountants and other experts.

        19. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

        20. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the Sixth Judicial Circuit of the State of Florida, in and for Pinellas County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement. Such jurisdiction and venue is merely permissive; and jurisdiction and venue also shall continue to lie in any court where jurisdiction and venue are found to be proper. The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

        21. This Agreement has been negotiated and prepared and shall be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida (except that if any choice of law provision under Florida law would result in the application of the law of a state or jurisdiction other than the State of Florida, such provision shall not apply).

        22. The invalidity or unenforceability of any particular provision hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        23. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective successors, assigns and transferees of either party.

        24. This Custodian Agreement shall terminate and the Custodian shall be discharged of all responsibility hereunder at such time as the Custodian shall receive a written affidavit signed and sworn to by a duly authorized officer of Debtor that the Notes have been repaid in full or the Custodian has delivered all Collateral to the Secured Party as provided in paragraph 3.


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        25.     The Secured Party is not liable for any acts or omissions of the Custodian in acting hereunder.

        26. The Secured Party is entering into this Agreement solely in its capacity as Trustee under the Indenture and shall be entitled to the privileges, immunities and protections afforded it thereunder in any actions taken by it hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Custodian Agreement on the day and year first above written.

WITNESSES:                   Debtor:

                             FACT OF WEST FLORIDA, INC., a Florida corporation


                             By:
                                 ---------------------------------------------
                                 DAVID A. JOHNSTON, President


                             Secured Party:

                                                ,as Trustee
                             -------------------

                             By:
                                ----------------------------------------------
                             As:
                                ----------------------------------------------

                             Custodian:


                             By:
                                ----------------------------------------------
                             As:
                                ----------------------------------------------


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